EXHIBIT 99.1

The following map shows the locations of National Coal's properties:



KENTUCKY
STRAIGHT CREEK TRACTS
PINE MOUNTAIN TRACTS
VIRGINIA
MIDDLESBOROUGH
KETCHEN LEASE
I-75
TVA LEASES
TENNESSEE
NEW RIVER TRACT
N
10 Miles
I-75
Knoxville
I-81
I-40
I-40
I-75 & I-40
I-40